Exhibit (h)(1)(c)

TRANSPARENT VALUE TRUST

AMENDMENT TO

ADMINISTRATION, BOOKEEPING AND PRICING

SERVICES AGREEMENT

THIS AMENDMENT is made as of January 28, 2013 by and between ALPS Fund Services, Inc. (“ALPS”) and Transparent Value Trust (the “Trust”).

WHEREAS, ALPS and the Trust have entered into an Administration, Bookkeeping and Pricing Services Agreement dated April 1, 2010, as amended January 28, 2011 and June 11, 2012 (the “Agreement”);

WHEREAS, effective January 28, 2013, the Transparent Value Dow Jones RBP U.S Large-Cap Aggressive Index Fund, Transparent Value Dow Jones RBP U.S Large-Cap Core Index Fund, Transparent Value Dow Jones RBP U.S Large-Cap Defensive Index Fund, Transparent Value Dow Jones RBP U.S Dividend Index Fund, Transparent Value Dow Jones RBP U.S Large-Cap Growth Index Fund, Transparent Value Dow Jones RBP U.S Large-Cap Market Index Fund, Transparent Value Dow Jones RBP U.S Large-Cap Value Index Fund, and Transparent Value Dow Jones RBP Directional Allocation Index Fund changed their names to Transparent Value Large-Cap Aggressive Fund, Transparent Value Large-Cap Core Fund, Transparent Value Large-Cap Defensive Fund, Transparent Value Dividend Fund, Transparent Value Large-Cap Growth Fund, Transparent Value Large-Cap Market Fund, Transparent Value Large-Cap Value Fund, and Transparent Value Directional Allocation Fund, each a series of the Trust, respectively; and

WHEREAS, in light of the foregoing, ALPS and the Trust wish to modify the provisions of the Agreement to reflect revised APPENDIX A – LIST OF FUNDS.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.	APPENDIX A – LIST OF FUNDS. APPENDIX A – LIST OF FUNDS of the Agreement is replaced in its entirety with the attached APPENDIX A – LIST OF FUNDS.

2.

Remainder of the Agreement. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

[signature page follows]

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of each of the parties hereto as of the date of this Amendment first set forth above.

ALPS FUND SERVICES, INC.		TRANSPARENT VALUE TUST

By:	/s/ Jeremy O. May	By:	/s/ Armen Arus
Name: Jeremy O. May		Name: Armen Arus
Title: President		Title: President

APPENDIX A

LIST OF FUNDS

Transparent Value Large-Cap Aggressive Fund

Transparent Value Large-Cap Core Fund

Transparent Value Large-Cap Defensive Fund

Transparent Value Dividend Fund

Transparent Value Large-Cap Growth Fund

Transparent Value Large-Cap Market Fund

Transparent Value Large-Cap Value Fund

Transparent Value Directional Allocation Fund